Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Oct 31, 2001
Payment Date	Nov 15, 2001

Calculation of Interest Expense

Index (LIBOR)	2.525000%
Accrual end date, accrual beginning date and days in Interest Period	Nov 15, 2001 Oct 15, 2001 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	70,592,287	61,666,667	5,833,333	15,867,000
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	2.765000%	3.150000%	3.555000%
Interest/Yield Payable on the Principal Balance	168,078	167,271	17,857
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	168,078	167,271	17,857
Interest/Yield Paid	168,078	167,271	17,857

Summary

Beginning Security Balance	70,592,287	61,666,667	5,833,333	15,867,000
Beginning Adjusted Balance	70,592,287	61,666,667	5,833,333
Principal Paid	7,255,596	0	0	33,666
Ending Security Balance	63,336,691	61,666,667	5,833,333	15,865,408
Ending Adjusted Balance	63,336,691	61,666,667	5,833,333
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	73,351,050	57,038,539	506,446
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			4,445,660
Ending OC Amount as Holdback Amount				15,865,408
Ending OC Amount as Accelerated Prin Pmts				0.00

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2241044	$0.9713979	$0.5892717
Principal Paid per $1000	$9.6741282	$0.0000000	$0.0000000